Exhibit 99.1

For more information, contact:
Richard T. Brock
Chief Executive Officer
rbrock@firstwave.net
678-672-3100

FirstWave Reports Second Quarter Results for 2007

ATLANTA, August 14, 2007 - FirstWave Technologies, Inc. (NASDAQ: FSTW) today announced financial results for the second quarter of 2007. Total revenues decreased 38.5% from $958,000 in the second quarter of 2006 to $589,000 in the second quarter of 2007. The second quarter of 2006 included a one-time transaction in the amount of $500,000, recorded as software revenues, in payment for the assignment of its .Net Integrated Development Environment tool. Net loss applicable to common shareholders was $358,000 for the second quarter of 2007 compared to a net income applicable to common shareholders of $210,000 in the second quarter of 2006. Net loss per basic and diluted share was $0.12 in the second quarter of 2007 compared to a net income per basic share of $0.08 and a net income per diluted share of $0.07 for the second quarter of 2006.

The Company’s cash and cash equivalents balance was $1,016,000 at June 30, 2007. In June FirstWave received its scheduled $500,000 payment from First Sports International with respect to its note receivable from the June 2005 sale of the Company’s sports division. Please refer to the Company’s Form 10-Q for the Second Quarter of 2007 filed today with the Securities and Exchange Commission for more information relating to the Company’s financial performance.

On August 13, 2007, Firstwave entered into Amendment #1 to the Agreement with ListK LLC dated May 31, 2006. Amendment #1 continues Firstwave’s right to use ListK’s marketing lists, custom marketing list generation capabilities, and email delivery capabilities in exchange for a royalty and services prepayment of $625,000 payable in 300,000 shares of unregistered Firstwave common stock at a fair market value of $2.00 per share and $25,000 in cash. Firstwave has no future performance commitments regarding the prepayment.

ABOUT FIRSTWAVE
FirstWave® Technologies, Inc. is a provider of lead generation, lead nurturing and customer management and tracking solutions built upon a suite of Customer Relationship Management (CRM) products. FirstWave's solutions help customers find new prospects, continuously engage these prospects throughout the sales cycle and maintain contact with customers throughout their lifecycle. With 20 years of sales management software, FirstWave’s modular internet marketing, sales lead and customer management solutions, customers achieve results at every opportunity. FirstWave is headquartered in Atlanta, Georgia. For more information, visit the Company's web site at www.firstwave.net or call 1-800-540-6061.

### NOTE: Except for historical information contained herein, the matters set forth in this communication are "forward-looking statements" within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by words such as will, expect, intends, believe, anticipates, should and words of similar meaning. FirstWave Technologies, Inc. (the "Company") notes that the forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, such as potential fluctuations in quarterly results due to delays in purchase decisions and other adverse market conditions, whether the parties will be able to successfully launch a combined product offering and develop any significant customer following from the transactions described in this release, the Company's dependence on other parties to continue to perform under the agreements described in this release, whether the Company will be able to continue diversification of its revenues, competition and technological developments, the Company’s capital requirements and other liquidity concerns, the Company's ability to continue to comply with NASDAQ listing requirements, and the size, timing, and contractual terms of orders, and also the risks and uncertainties discussed under the caption "Certain Factors Affecting Forward-Looking Statements" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission ("SEC"), which discussions are incorporated herein by this reference. The information set forth herein is provided as of the date hereof. The Company does not assume, and expressly disclaims, any duty or obligation to update any of the information presented herein with respect to its consolidated operations or anticipated performance in 2007 or beyond.

Firstwave Technologies, Inc.
Selected Financial Information
(in thousands, except per share data)

Consolidated Statement of Operations	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2006	2007	2006	2007

Net Revenues	$958	$589	$1,557	$1,054

Loss before income taxes	281	(288)	166	(598)

Loss after income taxes	281	(288)	166	(598)

Net Loss	281	(288)	166	(598)

Dividends on preferred stock	(71)	(70)	(142)	(140)

Net Loss applicable to common shareholders	$210	$(358)	$24	$(738)

Net Loss per common share - basic	$0.08	$(0.12)	$0.01	$(0.26)
Net Loss per common share - diluted	$0.07	$(0.12)	$0.01	$(0.26)

Weighted average shares - basic	2,784	2,880	2,749	2,871
Weighted average shares - diluted	2,811	2,880	2,776	2,871

Condensed Consolidated Balance Sheet	Dec 31,	Jun 30,
	2006	2007
		(unaudited)

Cash and cash equivalents	$997	$1,016
Accounts receivable	248	345
Other current assets	925	810
Total current assets	2,170	2,171

Non-current assets	1,654	1,000

Total assets	$3,824	$3,171

Current liabilities	$976	$946
Shareholders' equity	2,848	2,225

Total liabilities and shareholders' equity	$3,824	$3,171

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